Exhibit 10.36

LOAN INDEMNIFICATION AGREEMENT

ESPLANDE APARTMENTS

This LOAN INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of the             day of             , 2012, by Landmark Apartment Trust of America, Inc. (f/k/a Apartment Trust of America, Inc.), a Maryland corporation (“ATA”) and Landmark Apartment Trust of America Holdings, L.P. (f/k/a Apartment Trust of America Holdings, L.P.), a Virginia limited partnership, (“ATA Holdings” and, together with ATA, the “ATA Parties” or the “Indemnitor”), in favor of DeBartolo Real Estate Investments, LLC, a Florida limited liability company (the “Guarantor”).

RECITALS:

A. Pursuant to that certain Interest Contribution Agreement by and among Indemnitor and DK Esplanade, LLC, a Florida limited liability company and DK Esplanade II, LLC, a Florida limited liability company (collectively “DK”), dated as of             , 2012 (the “Agreement”), DK is contributing to ATA Holdings and ATA Holdings is accepting, all of its direct or indirect ownership interests (as applicable) (the “Contribution”) in Esplanade Apartments, LLC, a Florida limited liability company (“Owner”) to Owner of the Property.

B. The Property is currently encumbered by the Mortgage as security for the Loan.

C. Guarantor previously gave the Guaranty in order to induce Lender to make the Loan.

D. Lender has consented to the Contribution and the Loan, Mortgage, and Guaranty will remain in place after the Contribution.

E. In connection with the Contribution, Indemnitor has agreed to indemnify Guarantor for its obligations under the Guaranty, and the ATA Parties, the EL Parties, and the Guarantor have agreed to use good faith efforts to replace the Guaranty after the Contribution, all as more particularly described herein.

F. Capitalized terms used in this Agreement shall have the meanings ascribed to them in Schedule 1 attached hereto or as they appear elsewhere in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Indemnitor agrees as follows:

1. Indemnification and Reimbursement of Guarantor.

(a) Indemnitor, jointly and severally, hereby indemnifies and agrees to hold Guarantor harmless from and against any and all costs, losses, damages, claims and expenses (including but not limited to reasonable attorneys’ fees and other third-party expenses) (collectively, “Losses”) incurred by Guarantor under the Guaranty from and after the date of the Agreement, including without limitation any of the foregoing incurred in connection with enforcing this Agreement.

(b) In the event any sums are paid by the Guarantor under or on account of the Guaranty, the Guarantor shall be entitled to immediate reimbursement from the Indemnitor for such sum, and any amount so due the Guarantor, if not paid within five (5) days after demand therefor, shall bear interest at an annual rate equal to the prime rate as published from time to time by The Wall Street Journal (or if the Wall Street Journal ceases to publish a prime rate, then the 14-day moving average closing trading price of 90 day Treasury bills), plus 2% per annum, such interest accruing daily and compounding monthly.

(c) Notwithstanding the foregoing, Guarantor shall not be entitled to indemnification or reimbursement under this Agreement for any Losses to the extent that such Losses are due to the gross negligence, fraud, intentional misrepresentation, willful misconduct, bad faith, misappropriation, or any criminal act of Guarantor.

2. In the event of a claim for indemnity or reimbursement hereunder, the Guarantor shall provide reasonable notice to the Indemnitor of the existence of any such claim, demand or other matters to which the indemnification obligations hereunder would apply, and the Guarantor agrees to give the Indemnitor a reasonable opportunity to participate in the defense of the same at the Indemnitor’s own cost and expense and with counsel of the Indemnitor’s own selection.

3. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action. In no event shall any provisions of this Agreement be deemed to be a waiver of or to be in lieu of any right or claim, including, without limitation, any right of contribution or other right of recovery, that any party to this Agreement might otherwise have against any other party to this Agreement.

4. The ATA Parties, and the Guarantor hereby agree to cooperate with each other and to use good faith efforts to replace the Guaranty with a guarantee in substantially the same form as the Guaranty to be made by an Affiliate (as defined in the Agreement) of the ATA Parties acceptable to Lender (a “Replacement Guaranty”). If and when a Replacement Guaranty has been delivered to and accepted by Lender, this Agreement will terminate automatically solely with respect to matters first arising from and after the date of the Replacement Guaranty.

5. If any term of this Agreement or any application thereof shall be invalid, illegal or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right.

6. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided to the parties hereto by law or by any other agreement to which the parties hereto are bound.

7. Except as expressly set forth in Section 1(c) above, the reimbursement and indemnification obligations of Indemnitor hereunder are absolute, irrevocable, and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations giving rise to the payment of the Losses or any agreement or instrument relating thereto, or any substitution, release or exchange of any other guarantee of or security for any obligation, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; it being the intent of the parties hereto that such obligations shall be absolute and unconditional under any and all circumstances. With respect to its obligations hereunder, except with respect to the notices required by this Agreement, Indemnitor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any other party exhaust any right, power or remedy or proceed against any Person.

8. The obligations of Indemnitor hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Indemnitor in respect of any obligation hereunder is rescinded or must be otherwise restored by the Person receiving such payment, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

9. This Agreement shall be binding upon each of the parties and each party’s respective executors, heirs, successors and assigns (including without limitation any entity or entities that are their respective corporate, partnership or other successors and assigns) and shall inure to the benefit of Guarantor and its successors and assigns.

10. Notices given hereunder shall be given by postage paid, registered or certified mail, return receipt requested, or by recognized national overnight courier service, to the address of Indemnitor as set forth on Schedule 2, or to such other address as Indemnitor may designate in a writing given in the manner provided in this paragraph.

11. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York (but without regard to its conflicts of laws principles other than Sections 5-1401 and 5-1402 of the New York General Obligation Law).

12. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes.

SIGNATURE PAGES FOLLOW IMMEDIATELY HEREINAFTER.

IN WITNESS WHEREOF, Indemnitor and Guarantor have executed this Agreement as an instrument under seal as of the day and date first written above.

INDEMNITOR:

LANDMARK APARTMENT TRUST OF AMERICA, INC.

By:
Name:
Title:

LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, L.P.

By:	Apartment Trust of America, Inc., its general partner

By:
Name:
Title:

[Signatures continue on following page]

GUARANTOR:

DEBARTOLO REAL ESTATE INVESTMENTS, LLC, a

Florida limited liability company

By: DEBARTOLO DEVELOPMENT, LLC, its Manager

By:
Edward M. Kobel, Manager

SCHEDULE 1

“Guarantor” shall mean DeBartolo Real Estate Investments, LLC, a Florida limited liability company.

“Lender” shall mean Federal Home Loan Mortgage Corporation.

“Loan” shall mean Loan from Lender to Esplanade Apartments, LLC, a Florida limited liability company (“Borrower”), as evidenced by that certain Promissory Note dated November 21, 2011, by Borrower in the original principal amount of $9,150,000.00.

“Mortgage” shall mean that certain Mortgage dated as of November 21, 2011 and affecting the Property.

“Guaranty” shall mean that certain Guaranty Agreement dated as of November 21, 2011, by Guarantor in favor of Lender.

SCHEDULE 2

Notice Addresses

Indemnitor:	Guarantor:

Apartment Trust of America, Inc.	DeBartolo Real Estate Investments, LLC
4901 Dickens Road, Suite 101	15436 N. Florida Avenue
Richmond, Virginia 23230	Suite 200
Attention: Stanley J. Olander, Jr.	Tampa, Florida 33613
Fax: (804) 237-1345	Attention: James D. Palermo, Esquire
Email. jolander@atareit.com	Fax: (813) 908-2206
Email: jpalermo@DeBartoloHoldings.com

with copies, in the case of notice, to:	with copies, in the case of notice, to:

Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 Attention: Daniel M. LeBey, Esq. Fax: (804) 788-8218 Email: dlebey@hunton.com	GrayRobinson, P. A. 201 N. Franklin Street Suite 2200 Tampa, Florida 33602 Attention: Michael J. Nolan, Esquire Fax: (813) 273-5145 Email: michael.nolan@gray-robinson.com